Exhibit 10.4
[This document has been translated from Chinese to English]

Lease Agreement

Lessor (Party A):                                Shaoxing Red Green Blue Trading Co. Ltd.
Address:	1788 Keqiao Lake Road East, Shaoxing County, Zhejiang Province.
Legal Representative: Guotong Chen

Lessee (Party B):   Shaoxing China Textile City High School
Address:	1788 Keqiao Lake Road East, Shaoxing County, Zhejiang Province.
Legal Representative: Guotong Chen

Through consultation, the above parties reached lease agreement as follows

I           Property for rent：Located at 1788 Keqiao Lake Road East, Shaoxing County, Zhejiang Province.

1、
Land size 31,171.3 square meters（Land use certificate Shaoxing County Guoyong (2005) # 12-39） including all structures and buildings on this land, and the buildings identified in Shao Keqiao Real Estate License #38221, #38219, #38220 comprising approximately 18486.50 square meters of space.

2、
Land size 71548.7 Square meters (Land use certificate Shaoxing County Guoyong (2005) # 12-38)，including all structures and buildings on this land, and the buildings identified in Shao Keqiao Real Estate License #38217, #38218, #38222 comprising approximately 21728.71 square meters of space.。

II           Rent Term：from 1 / 1 / 2011 to 12 / 31 / 2020.

III           Purpose of Rent：Party B promised that all rental housing are used for educational purposes, Including student classrooms, laboratories, sports field, cafeteria, etc. that are used for educational purpose.

IV           Rent: RMB 30,000,000/ ten years, covers from 1 / 1 / 2011 to 12 / 31 / 2020, which is RMB 3,000,000/year.  Rent payment method: within one year after this Agreement is signed, Party B shall pay 10 years’ rent to Party A in one payment, which is RMB 30,000,000. Party A confirms receipt of the rent paid by Party B for the full 10 year term.

V           This rent is Party A’s net income, all relevant taxes are Party B’s responsibility.

VI   Maintenance: in case maintenance needed, Party B shall issue written report 15 days ahead of time, upon Party A’s approval, Party A will assign maintenance staff, the fees are paid by Party B.

VII   Party B is responsible for the safety of all rented housing, with rational use, it shall not damage the construction structure within the term. If Party B plans to renew the lease upon the expiration of the Agreement, it shall notify Part A within three month before the expiration date of the Agreement, under the same conditions, Party B has the priority to lease the properties.

VIII   Such agreement becomes valid once is signed and stamped by both parties. This agreement is in two copies, each party holds one

Party A: Shaoxing Red Green Blue Trading Co., Ltd. (Seal)
Signed by:/s/ Guotong Chen
Date: 11/12/2010

Party B: Shaoxing China Textile City High School (Seal)
Signed by: /s/ Guotong Chen
Date: 11/12/2010